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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Earliest Event Reported: January 30, 2006


                               Pacific Sands, Inc.
                               -------------------
                           (Exact name of registrant)




        Nevada                       00-29483                  88-0322882
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(State of Incorporation)     (Commission file Number)  (I.R.S. Employer Id. No.)




            1509 Rapids Dr. Racine WI                      53404
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     (Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including area code  (262) 619-3261
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Item 8.01 Other Events.


Pacific Sands Receives Contract to Deliver 12,000 OEM Custom Spa Starter Kits From Major US Spa Manufacturer - Kits to be Included With New Spas Sold

Racine, WI -- Pacific Sands, Inc (OTCBB: PFSD) is pleased to announce that the company has received and booked an order for 12,000 OEM private label nontoxic chemical starter kits based on Pacific Sands' proprietary EcoOne technology from a major US spa manufacturer. Delivery of the kits will be phased over the next twelve months, beginning immediately.

The custom one-month kits are to be distributed with new spas the manufacturer sells. In addition to the initial order, Pacific Sands expects to realize substantial compounding sales as, each month, approximately 1,000 new users are introduced to the system.

Management anticipates that revenue resultant from this contract will exceed the total revenues achieved by the company in fiscal year 2005.

"This is precisely the type of demand-side marketing we have been focusing on," said Pacific Sands President and CEO, Michael Wynhoff. "We believe that the majority of people who use this unique product will continue to do so for the life of their hot tub. The significance of this order is not so much in the initial starter kits but in the vast potential for continuing monthly sales."

This order culminates a 15 month sales cycle highlighted by a successful sales presentation in March of 2005.

(Due to the private label nature of this relationship, the manufacturer referred to in this article has requested that Pacific Sands withhold its name.)

About Pacific Sands
Pacific Sands, Inc. develops, manufactures and markets environmentally safe, nontoxic cleaning, and water treatment solutions for industrial and consumer products. Its EcoOne line of nontoxic pool and spa treatment products are swiftly becoming the $13 billion pool and spa industry choice for alternative water treatment. For more about the Company, visit www.PacificSands.biz.

Safe Harbor Act Disclaimer
The statements contained in this release and statements that the company may make orally in connection with this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, since these forward-looking statements involve risks and uncertainties that could significantly and adversely impact the company's business. Therefore, actual outcomes and results may differ materially from those made in forward-looking statements.





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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.



                                                    Pacific Sands, Inc.
                                                    -------------------
                                                    (Registrant)

Date: February 1, 2006                              /s/ Michael Wynhoff
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                                                    Michael Wynhoff, CEO





















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